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                                                                    EXHIBIT 8.1

                       [Letterhead of Goodwin Procter LLP]



                               September 17, 2003



Gables Residential Trust
777 Yamato Road, Suite 510
Boca Raton, FL  33431

         Re:      CERTAIN FEDERAL INCOME TAX MATTERS

Ladies and Gentlemen:

This opinion is delivered in our capacity as counsel to Gables Residential Trust, a Maryland real estate investment trust (the "Company") and Gables Realty Limited Partnership, a Delaware limited partnership (the "Operating Partnership"), in connection with a joint registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, which relates to the sale from time to time of an indeterminate amount of (i) preferred shares, par value $.01 per share ("Preferred Shares"), common shares, par value $.01 per share ("Common Shares"), depositary shares representing interests in Preferred Shares ("Depositary Shares") and warrants ("Warrants") to purchase Preferred Shares or Common Shares, or any combination of Preferred Shares, Common Shares, Depositary Shares or Warrants, of the Company having a maximum aggregate public offering price of $500,000,000 and (ii) debt securities ("Debt Securities") of the Operating Partnership having a maximum aggregate public offering price of $500,000,000 (collectively, the "Securities"). The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements to the prospectus contained in the Registration Statement. This opinion relates to the Company's qualification for federal income tax purposes as a real estate investment trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), for taxable years commencing with the Company's taxable year ended December 31, 1994.

In rendering the following opinion, we have examined the Amended and Restated Declaration of Trust and Second Amended and Restated Bylaws of the Company, the Seventh Amended and Restated Agreement of Limited Partnership of the Operating Partnership, and such other records, certificates and documents as we have deemed necessary or appropriate for purposes of rendering the opinion set forth herein.

We have reviewed the prospectus (the "Prospectus") included within the Registration Statement and the descriptions set forth therein of the Company and its investments and activities. We have relied upon the representations of the Company and certain of its affiliates contained in a representation letter provided to us for purposes of rendering our opinion regarding the manner


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Gables Residential Trust
September 17, 2003
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in which the Company has been and will continue to be organized and operated. We have neither independently investigated nor verified such representations, and we assume that such representations are true, correct and complete, and that all representations made "to the best of the knowledge and belief" of any person(s) or party(ies) or with similar qualification are and will be true, correct and complete as if made without such qualification. To the extent such representations speak to the Company's or its affiliates' intent, we assume that the Company's and its affiliates' actual organization and operations will be consistent with such stated intentions.

In rendering the opinion set forth herein, we have assumed (i) the genuineness of all signatures on documents we have examined, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to the original documents of all documents submitted to us as copies, (iv) the conformity of final documents to all documents submitted to us as drafts, (v) the authority and capacity of the individual or individuals who executed any such documents on behalf of any person, (vi) the accuracy and completeness of all records made available to us, and (vii) the factual accuracy of all representations, warranties and other statements made by all parties. We also have assumed, without investigation, that all documents, certificates, warranties and covenants on which we have relied in rendering the opinion set forth below and that were given or dated earlier than the date of this letter continue to remain accurate, insofar as relevant to the opinion set forth herein, from such earlier date through and including the date of this letter.

The discussion and conclusions set forth below are based upon the Code, the Income Tax Regulations and Procedure and Administration Regulations promulgated thereunder and existing administrative and judicial interpretations thereof, all of which are subject to change. Changes in applicable law could alter the federal income tax consequences described below.

Based upon and subject to the foregoing, we are of the opinion that:

     1. Commencing with the Company's first taxable year ended December 31, 1994, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and the Company's proposed method of organization and operation, as described in the representations referred to above, will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code; and

     2. The statements in the Prospectus under the caption "United States Federal Income Tax Consequences," to the extent such information constitutes matters of law, summaries of legal matters, or legal conclusions, have been reviewed by us and are accurate in all material respects as of the date of this opinion.

We express no opinion other than the opinions expressly set forth herein. You should recognize that our opinions are not binding on the Internal Revenue Service and that the Internal Revenue

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Gables Residential Trust
September 17, 2003
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Service may disagree with the opinions contained herein. Although we believe that our opinions will be sustained if challenged, there can be no assurance that this will be the case.

This opinion is being provided to you in connection with the filing of the Registration Statement and may not be relied upon by any other person or used for any other purpose without our prior written consent. Notwithstanding the foregoing or any express or implied agreement, arrangement or understanding to the contrary, you (and any employee, representative or other agent of you) may disclose this opinion to any and all persons.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement, to the reference to our firm under the caption "United States Federal Income Tax Consequences" in the Prospectus and to the inclusion of a copy of this opinion letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission thereunder.


                                            Very truly yours,

                                            /s/ Goodwin Procter LLP
                                            ------------------------
                                            GOODWIN PROCTER LLP